EXHIBIT 21.1

PHIBRO ANIMAL HEALTH CORPORATION LIST OF SUBSIDIARIES

SUBSIDIARY	JURISDICTION
8861 Dice Road LLC	California
First Dice Road Company, A California Limited Partnership	California
Western Magnesium Corp.	California
Phibro Animal Health Holdings, Inc.	Delaware
Prince Agri Products, Inc.	Delaware
Phibro-Tech, Inc.	Delaware
PhibroWood, LLC	Delaware
PMC Quincy, Inc.	Delaware
C P Chemicals, Inc.	New Jersey
Phibrochem, Inc.	New Jersey
OmniGen Research, LLC	Oregon
Phibro Animal Health de Argentina SRL	Argentina
Phibro Animal Health PTY Limited	Australia
Phibro Animal Health S.A.	Belgium
Phibro Saude Animal Internacional Ltda.	Brazil
Phibro Saude e Nutricao Animal Ltda.(1)	Brazil
Quimica Real Ltda.	Brazil
Phibro Animal Health Ltd.	Canada
Phibro Animal Health Holdings, Inc. Chile Limitada	Chile
Phibro Animal Health (Shanghai) Co., Ltd.	China
Phibro Animal Health Colombia S.A.S.	Colombia
Phibro Animal Health de Republica Dominicana, SRL	Dominican Republic
Phibro Animal Health (Egypt) LLC	Egypt
Phibro Animal Health For Trading (Egypt) S.A.E.	Egypt
Phibro Corporation Limited	Hong Kong
Phibro Parent Service Limited	Hong Kong
Phibro Animal Health Limited	Ireland
Abic Biological Laboratories Ltd.	Israel
Abic Veterinary Products Ltd.	Israel
Phibro Animal Health Ltd.(2)	Israel
Phibro Animal Nutrition Ltd.(3)	Israel
pHi-Tech Animal Health Technologies Ltd.(4)	Israel
Phibro Corporation (M) Sdn. Bhd.	Malaysia
PB Animal Health de Mexico S. de R.L. de C.V.	Mexico
PBAH Peruana S.A.C.	Peru
Phibro Animal Health (Philippines), Inc.	Philippines
Phibro Animal Health (Poland) sp. z.o.o.	Poland
Phibro Animal Health (Proprietary) Limited	South Africa
Phibro Animal Health (Thailand) Limited	Thailand
Phibro Hayvan Sagligi Urunleri Sanayi ve Ticaret A.S	Turkey
Ferro Metal and Chemical Corporation Ltd.	United Kingdom
Phibro Animal Health SRL	Uruguay
Phibro Animal Health de Venezuela, C.A.	Venezuela
California Water Technologies LLC(5)	Michigan
North Field Extension, LLC(5)	New Jersey
Marion Bio-Tech, LLC(5)	Delaware
Hannibal Bio-Tech, LLC(5)	Delaware

(1)	Formerly known as Planalquimica Industrial Ltda.
(2)	Formerly known as Koffolk (1949) Ltd.
(3)	Formerly known as Agrozan Ltd.

(4)	Formerly known as Target Point-Technologies Ltd.
(5)	We directly or indirectly own 50% of the entity.